Exhibit 5





                                  September 20, 1995



          MidSouth Bancorp, Inc.
          102 Versailles Boulevard
          Versailles Centre
          Lafayette, LA   70501

          Gentlemen:

               We have acted as counsel for MidSouth Bancorp, Inc. ("MidSouth") in connection with MidSouth's Registration Statement on Form S-8 (the "Registration Statement") with respect to the proposed offering by MidSouth of 28,000 shares of MidSouth Common Stock, $.10 par value (the "Shares"), pursuant to the terms of the Employment Agreements of C. R. Cloutier and Karen L. Hail with MidSouth (the "Agreements").

               Based upon the foregoing, and upon our examination of such legal and factual matters as we deem necessary in order to furnish this opinion, it is our opinion that the Shares, when issued according to the terms of the Agreements, will be duly authorized, legally issued, fully paid and non-assessable, assuming the Shares are not issued for less than par value.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Sincerely,

                                        JONES, WALKER, WAECHTER,
                                        POITEVENT, CARRERE & DENEGRE, L.L.P.



                                        By:  Margaret F. Murphy
                                             _____________________________
                                             Margaret F. Murphy